As filed with the Securities and Exchange Commission on March 25, 2010
Registration No. 333-131218

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
To
Form S-8
Registration Statement Under The Securities Act of 1933
TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2349915
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3631 West Davis Suite A, Dallas, TX 75211
(Address of principal executive offices and zip code)
TANDY BRANDS ACCESSORIES, INC.
STOCK PURCHASE PROGRAM
(Full title of the plan)
M.C. Mackey, Chief Financial Officer
3631 West Davis Suite A, Dallas, TX 75211
214-519-5200
(Name, address, and telephone number of agent for service)
Copy To:
Christopher D. Williams, Esq.
Winstead PC
5400 Renaissance Tower 1201 Elm Street
Dallas, TX 75270
Telephone: 214-745-5400 Fax: 214-745-5390
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 to Form S-8 relates to the registration statement on Form S-8 (Registration No. 333-131218) filed with the Securities and Exchange Commission on January 23, 2006 and deregisters 248,913 shares of the common stock of Tandy Brands Accessories, Inc. (the “Company”), par value $1.00 per share, that remain unissued under the Tandy Brands Accessories, Inc. Stock Purchase Program (the “SPP”) due to the termination of the SPP by the Company’s board of directors on February 4, 2010.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on March 25, 2010.

TANDY BRANDS ACCESSORIES, INC.
By:	/s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/N. Roderick McGeachy	Director, Chairman of the Board,	March 25, 2010
N. Roderick McGeachy	President and
Chief Executive Officer
(principal executive officer)

/s/W. Grady Rosier	Lead Independent Director	March 25, 2010
W. Grady Rosier

Director
Dr. James F. Gaertner

/s/Roger R. Hemminghaus	Director	March 25, 2010
Roger R. Hemminghaus

/s/George C. Lake	Director	March 25, 2010
George C. Lake

/s/Colombe M. Nicholas	Director	March 25, 2010
Colombe M. Nicholas

/s/Gene Stallings	Director	March 25, 2010
Gene Stallings

/s/William D. Summitt	Director	March 25, 2010
William D. Summitt

/s/M.C. Mackey	Chief Financial Officer	March 25, 2010
M.C. Mackey	(principal financial officer and
principal accounting officer)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Tandy Brands Accessories, Inc. Stock Purchase Program has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 25, 2010.

TANDY BRANDS ACCESSORIES, INC. STOCK PURCHASE PROGRAM
By:	/s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III
Administrative Committee Member

4